As filed with the Securities and Exchange Commission on December 11, 2024
Registration No. 333-274975
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2 to the
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AMERICAN ONCOLOGY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	8000	85-3984427
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
14543 Global Parkway, Suite 110
Fort Myers, FL 33913
Telephone: (833) 886-1725
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)
Charles F. Goddard, Esq.
General Counsel
14543 Global Parkway, Suite 110
Fort Myers, FL 33913
Telephone: (833) 886-1725
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
 Brian Lee, Esq.
Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
(212) 768-6926
Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

American Oncology Network, Inc., a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to the Company’s Registration Statement on Form S-1 (No. 333-274975), filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2023 (the “Registration Statement”) and declared effective on December 6, 2023, and as amended, to deregister any and all securities of the Company registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

The Company is terminating all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, effective upon filing of this Post-Effective Amendment, the Company hereby removes from registration any and all of such securities of the Company registered but unsold under the Registration Statement, if any, as of the date of this Post-Effective Amendment. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, on December 11, 2024.

AMERICAN ONCOLOGY NETWORK, INC.

By:	/s/ Todd Schonherz
Name:	Todd Schonherz
Title:	Chief Executive Officer